Exhibit 10.2

NLS-1 Pharma AG

Alter Postplatz 2

CH-6370 Stans

18 January 2019

Convertible Promissory Note

THIS NOTE IS ISSUED IN THE FORM OF A MERE CERTIFICATE OF INDEBTEDNESS (AN acknowledgment of debt pursuant to Article 82 of the Swiss Federal ACT ON Debt Enforcement and Bankruptcy), AND NOT AS A REGISTERED SECURITIES (WERTPAPIER). THIS NOTE CANNOT BE TRANSFERRED TO THRID PARTIES.

Subject to the terms and conditions of this convertible promissory note (the “Note”),

Magnetic Rock Investment AG, a Swiss stock corporation with its registered office at c/o Ronald Hafner, Weinbergstrasse 72, CH-8703 Erlenbach, Switzerland, and company no. CHE-184.662.704

(the “Lender”),

hereby undertakes to grant to

NLS-1 Pharma AG, a Swiss stock corporation with its registered office at Alter Postplatz 2, 6370 Stans, Switzerland, and company no. CHE-447.067.367

(the “Borrower”),

the principal sum of

CHF 550,000.00

(the “Principal Amount”),

together with interest at 10.0% p.a. (the “Interest”) thereon accruing on and from the date of payment until the entire Principal Amount is repaid (or converted, as provided herein) (the Interest and the Principal Amount hereinafter jointly referred to as the “Loan”).

Interest shall be calculated based on the exact number of days in relation to a year of 360 days (actual/360), compounded annually.

The following is a statement of the terms and conditions of the Loan to which this Note is subject and to which the Lender and the Borrower hereby agree:

1 – Payment

The Principal Amount shall be due and payable to the Borrower in full within five (5) days following the date first written above, to the bank account of the Borrower:

UBS Switzerland AG

Paradeplatz 6

8001 Zürich

IBAN: CH98 0020 6206 1966 5401 T

2 – Treatment upon Maturity Date

The Loan shall be due and re-payable to Lender no later than 30 April 2019 (the “Maturity Date”).

If not converted on or before the Maturity Date, then on the Maturity Date the Notes shall, at the election of the Lender, either (A) the outstanding Loan shall be repaid in full or (B) remain outstanding with a new Maturity Date to be set by the Lender.

3 – Conversion

If any part of the Loan remains outstanding upon the closing of a Qualified Financing (as defined below), the Lender shall have the right, by providing a written notice to the Borrower, to require that all of the Loan then outstanding (the “Outstanding Amount”) shall be converted into that number of shares of such class of the Borrower’s shares issued in connection with the Qualified Financing (the “New Shares”) as is determined by dividing the applicable Outstanding Amount by the Conversion Price (as defined below) in a single transaction or in a series of related transactions in each case occurring after the date hereof and on or before the Maturity Date.

“Conversion Price” shall mean the lower of (A) the price per share to investors of New Shares in the Qualified Financing or (B) the price per share to any lender of bridge loan financing who converts his/her/its loan into equity in the Qualified Financing.

“Qualified Financing” shall mean the Borrower’s issuance of New Shares to investors in a single transaction or in a series of related transactions on or before the Maturity Date approved by the Borrower’s Board of Directors.

Borrower shall deliver to Lender notice of the Qualified Financing as soon as practicable, but in any event no fewer than ten (10) days prior to the scheduled closing date of the Qualified Financing (the “Conversion Date”), notifying the Lender of the conversion to be effected, including specifying (i) the Conversion Price and (ii) the Conversion Date.

4 – Rights on Conversion	In the event of the conversion pursuant to this Note, the Lender shall have such rights and preferences as all holders of the New Shares have pursuant to: (i) the statutes of the Company; and/or (ii) any contract entered into by and between the holders of the New Shares and the Company. For the avoidance of doubt, in the event of the conversion of the Notes, the shareholder agreement dated as of August 31, 2015 (as amended from time to time) shall be applicable for such converted shares and the Lender herewith adheres to said shareholder agreement.

5 – Termination of Rights	Except for Sections 7 and 8, all rights and obligations with respect to this Note shall terminate upon the effective conversion or repayment of the entire Loan, whether or not this Note has been surrendered to Borrower for cancellation.

6 – Delivery of Stock Certificates; No Fractional Shares	As promptly as practicable after any conversion of this Note, the Borrower at its expense shall duly register the new shareholdings in the share register of the Borrower. The Borrower shall issue physical share certificates to the Lender, as applicable. No fractional shares of any of Borrower’s equity securities will be issued in connection with any conversion hereunder.

7 - Governing Law	This Note shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

8 – Jurisdiction	All disputes arising out of or in connection with this Note, including disputes regarding its conclusion, validity, binding effect, amendment, breach, termination or rescission shall be subject to the exclusive jurisdiction of the ordinary courts of Stans (NW).

IN WITNESS WHEREOF, the Parties have signed this Note on the date first written above

The Lender

Magnetic Rock Investment AG

/s/ Ronald Hafner

by: Ronald Hafner
Chairman of the Board

The Borrower

/s/ Ronald Hafner

Ronald Hafner

/s/ Alexander Zwyer

Alexander Zwyer

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